EXECUTION COPY


                       AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3, dated as of June 2, 2009, to the Credit Agreement (the "Credit Agreement Amendment"), dated as of May 13, 2008, between First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts business trust (the "Borrower"), and The Bank of Nova Scotia (the "Bank"), as amended by Consent No. 1 and Amendment No. 1 to Credit Agreement, dated as of July 11, 2008, and Amendment No. 2 to Credit Agreement, dated as of May 12, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

                                    RECITALS

     I. Capitalized terms used herein and not herein defined shall have the respective meanings ascribed thereto in the Credit Agreement.

    II. The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and the Bank has agreed thereto upon the terms and conditions herein contained.

     Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 1.1 of the Credit Agreement is hereby amended by adding the following defined term thereto in appropriate alphabetic order:

          "Adjusted NAV Floor" means, as of any date, an amount equal to (a) $75,000,000 minus the aggregate liquidation preference of all MMP Shares redeemed or tendered, and in each case cancelled, after June 2, 2009 and on or before September 30, 2009, divided by (b) two (2).

          "Month-end Adjusted NAV" means, as of the last Business Day of each calendar month (each a "Calculation Month"), an amount equal to (a) the Net Asset Value as of the close of business on the last Business Date of such Calculation Month, plus (b) the aggregate liquidation preference of all MMP Shares redeemed or tendered, and in each case cancelled, during such Calculation Month and on or before September 30, 2009.

     2. Section 7.7(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          (c) The Borrower will not permit (i) the Net Asset Value to fall below the Adjusted NAV Floor, or (ii) the Month-end Adjusted NAV as of the last Business Day of any calendar month to be less than 75% of the Net Asset Value as of the close of business on the last Business Day of the immediately preceding calendar month.


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     3. Paragraphs 1 and 2 of this Amendment shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the "Amendment Effective Date"):

          (i) the Bank shall have received from the Borrower either (a) a counterpart of this Amendment executed on behalf of the Borrower or (b) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Amendment) that the Borrower has executed a counterpart of this Amendment; and

          (ii) the Borrower shall have paid all reasonable out-of-pocket fees and disbursements incurred by the Bank (including, without limitation, legal fees and disbursements of counsel to the Bank) in connection herewith.

     4. The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of execution and delivery hereof by the Borrower, no Default has occurred and is continuing.

     5. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

     6. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

     7. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     8. The Borrower's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Amendment is executed on behalf of the Borrower by the Borrower's officers as officers and not individually and the obligations imposed upon the Borrower by this Amendment are not binding upon any of the Borrower's trustees, officers or shareholders individually but are binding only upon the Borrower and it assets and property.

                            [Signature pages follow]


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                                    1




  [First Trust / Four Corners Senior Floating Rate Income Fund Amendment No. 3]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           FIRST TRUST/FOUR CORNERS SENIOR
                                           FLOATING RATE INCOME FUND


                                            By:    /s/ James A. Bowen
                                                   -------------------------
                                            Name:   James A. Bowen
                                                   -------------------------
                                            Title:  President
                                                   -------------------------



  [First Trust / Four Corners Senior Floating Rate Income Fund Amendment No. 3]


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                                            THE BANK OF NOVA SCOTIA


                                            By:    /s/ David L. Mahmood
                                                   -------------------------
                                            Name:   David L. Mahmood
                                                   -------------------------
                                            Title:  Managing Director
                                                   -------------------------



  [First Trust / Four Corners Senior Floating Rate Income Fund Amendment No. 3]


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